UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2026

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On July 27, 2026, CAMP4 Therapeutics Corporation (the “Company”) issued a press release announcing it has received clearance from Australia’s Therapeutic Goods Administration and local Human Research Ethics Committee to initiate the Company’s Phase 1/2 clinical trial of CMP-002, the Company’s investigational product candidate for the treatment of SYNGAP1-related disorder.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On July 27, 2026, the Company announced that it received clearance from Australia’s Therapeutic Goods Administration and the local Human Research Ethics Committee to initiate the Company’s Phase 1/2 clinical trial of CMP-002, the Company’s investigational product candidate for the treatment of SYNGAP1-related disorder. As a result of receiving such clearance, the Company achieved the CTA Milestone (as defined in the Securities Purchase Agreement, dated September 9, 2025 (the “Purchase Agreement”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2025). The Company also received a Price Threshold Waiver (as defined in the Purchase Agreement).
As a result, the Second Closing Trigger (as defined in the Purchase Agreement) has been satisfied. Subject to the satisfaction of the remaining conditions to the Second Closing (as defined in the Purchase Agreement) and investor participation in accordance with the Purchase Agreement, the Company is eligible to receive up to approximately $50.1 million in gross proceeds from the Second Closing in exchange for up to 32,721,172 shares of common stock (or, for certain investors, pre-funded warrants in lieu of common stock). The Second Closing is expected to occur on or about August 3, 2026, subject to customary closing conditions.
Additional information regarding the Second Closing is included in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by CAMP4 Therapeutics Corporation on July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: July 27, 2026